UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2022

XL FLEET CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Newton Street Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

(617) 718-0329

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2022, the Company issued a press release announcing certain of the Company’s preliminary unaudited financial results for the first quarter ended March 31, 2022. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 2.02 of this report, and the Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Named Executive Officer Resignation

James Berklas, a named executive officer, has resigned from his position as the Company’s General Counsel and Vice President of Corporate Development to pursue other interests. Mr. Berklas will continue to support the Company during an appropriate transition period. His resignation was accepted by the Company’s board of directors, effective as of May 15, 2022, and not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Board has appointed Stacey Constas, formerly Associate General Counsel, as General Counsel, effective May 15, 2022.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XL FLEET CORP.

Date: May 10, 2022	By:	/s/ Stacey Constas
	Name:	Stacey Constas
	Title:	Associate General Counsel

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